AEL INDUSTRIES, INC.
                             VOTING TRUST AGREEMENT

         This AEL Industries, Inc. Voting Trust Agreement ("Voting Trust Agreement") is made as of the 28th day of February, 1995 by and among AEL Industries, Inc., a Pennsylvania corporation (the "Corporation"), Dr. Leon Riebman and Claire E. Riebman (collectively the "Riebmans") and Francis J. Dunleavy, Frederick R. Einsidler, Conrad J. Fowler and Leeam Lowin, as voting trustees (collectively, the "Voting Trustees").

                                   Background

         A. This is the Voting Trust Agreement referred to in Section II of an agreement dated the date hereof by and among the Corporation and the Riebmans ("Agreement").

         B. The sole purpose of this Voting Trust Agreement is to enable the Voting Trustees (i) to vote the Existing Class A Shares and the Class B Shares (as defined herein) in favor of a Qualifying Business Combination which has been recommended by the LRPC and submitted in a Proposal for Shareholder Approval and (ii) to vote for the election of directors of the Company, all in accordance with the terms and provisions of this Voting Trust Agreement.

         C. All terms defined in the Agreement shall have the same meaning when used herein and capitalized unless the context clearly indicates otherwise.

         NOW, THEREFORE, in consideration of the premises and for the purposes set forth above and the covenants of the parties included herein and intending to be legally bound hereby, the Corporation, the Riebmans and the Voting Trustees agree as follows:

         1. The Riebmans have concurrently deposited the certificates representing (a) all of the shares of Class A Stock currently owned by them and listed below their signatures at the end of this Voting Trust Agreement (the "Existing Class A Shares"), and (b) the Contingent Shares (the Existing Class A Shares and the Contingent Shares shall be collectively referred to as the "Class A Shares"), with proper transfers thereof in favor of the Voting Trustees, with the Voting Trustees and have received in exchange therefor Voting Trust Certificates as provided below. The Class A Shares represented by the stock certificates so deposited shall be trans-ferred on the books of the Corporation to the name of the Voting Trustees and shall be maintained by the Voting Trustees in the "Class A Voting Trust."

         2. The Riebmans have concurrently deposited the certificates representing all of the shares of Class B Stock owned by them and listed below their signatures at the end of this Voting Trust Agreement (the "Class B Shares," and together with the Class A Shares, the "Shares"), with proper transfers thereof in favor of the Voting Trustees, with the Voting Trustees and have received in exchange therefor a Voting Trust Certificate as provided below. The Class B Shares represented by the stock certificates so deposited shall be transferred on the books of the Corporation to the name of the Voting Trustees and shall be maintained by the Voting Trustees in the "Class B Voting Trust."

         3. The Voting Trustees shall be Voting Trustees with respect to both the Class A Voting Trust and the Class B Voting Trust (collectively, the "Voting Trusts").

         4. Subject to the provisions of Paragraphs 5 and 6 hereof, while this Voting Trust Agreement is in effect, the Voting Trustees shall have the legal title to the Shares, and be entitled to exercise, in person or by their nominee or proxy, all rights and powers in respect to any and all such Shares by voting the shares and taking part in or consenting to any action of Shareholders for the election of directors or in favor of a Qualifying Business Combination which has been recommended by the LRPC and submitted in a Proposal for Shareholder Approval. With respect to any action of the Shareholders other than in connection with the election of directors or a Qualifying Business Combination which has been recommended by the LRPC and submitted in a Proposal for Shareholder Approval, the Voting Trustees shall vote (which shall include action by written consent) the Existing Class A Shares and the Class B Shares as directed in writing by the Riebmans; provided, however, in no event shall the Voting Trustees be required to vote (which shall include action by written consent) the Existing Class A Shares or Class B Shares in a manner which is not consis-tent with the effectuation of the purpose of this Voting Trust Agreement as described in Paragraph B of the Background hereof.

         5. The Voting Trustees agree that in connection with a Proposal the Voting Trustees shall vote the Contingent Shares in the same proportion as the votes cast with respect to the Proposal by the other holders of shares of Class A Stock.

         6. The Voting Trustees shall vote for the election of two (2) persons nominated by Dr. Riebman or his personal representatives as directors of the Company. The Voting Trustees shall vote for the reelection as directors of the incumbent directors of the Company unless one or more of them determines not to seek re-election, resigns or dies. The Voting Trustees shall consult with the Riebmans prior to voting for the election of any other person as a director of the Company. The Voting Trustees shall respectively assure that at all times a majority of the directors of the Company shall be "Independent Directors" (which term shall for the purposes of the Agreement and this VT Agreement mean a person who
(i) is not an employee of or consultant to the Company; (ii) is not related by blood or marriage to either of the Riebmans; and (iii) in the reasonable determination of the LRPC, does not have a financial or other material relationship with either of the Riebmans which might influence the objectivity of his or her judgment as it relates to the best interests of the Company and the Shareholders). The Riebmans in their capacity as directors of the Company shall take such action as is appropriate to give effect to the foregoing sentence. In no event shall the Voting Trustees vote (which shall include action by written consent) the Shares in a manner which is not consistent with the effectuation of the purpose of this Voting Trust Agreement as described in Paragraph B of the Background hereof.

         7. The Voting Trustees shall issue to the Riebmans Voting Trust Certificates in respect of the Shares in substantially the form of Exhibits 1, 2 and 3 hereto. While this Voting Trust Agreement is in effect, the holders of Voting Trust Certificates shall not have any right, either under said Voting Trust Certificates or under this Voting Trust Agreement, or under any agreement express or implied, or otherwise, with respect to any Shares held by the Voting Trustees hereunder to vote such Shares or to take part in or consent to any action of Shareholders, or to do or perform any other act or thing relating to voting power which the holders of the Corporation's Class A Stock or Class B Stock are now or may hereafter become entitled to do or perform; provided, however, that the holders of Voting Trust Certificates, excluding the holders of Voting Trust Certificates issued with respect to the Contingent Shares, shall be enti-tled to receive payments of all dividends other than pro rata distributions of additional shares of capital stock of the Corporation declared by the Corporation with respect to the Shares. With respect to the Contingent Shares, the Voting Trustees shall take possession of all dividends other than pro rata distributions of additional shares of capital stock of the Corporation declared by the Corporation with respect to the Shares and shall cause all such dividends to be distributed as provided in Paragraph 11 with respect to the distribution of the Contingent Shares. All stock distributions shall be issued in the name of the Voting Trustees as additional Existing Class A Shares, Contingent Shares and Class B Shares hereunder and the Voting Trustees shall issue additional Voting Trust Certificates therefor to the Riebmans.

         8. Upon the declaration of any cash dividends by the Corpo-ration with respect to the Existing Class A Shares or the Class B Shares the Voting Trustees shall cause all such dividends to be distributed by the Corporation to the holders of the voting trust certificates issued with respect to the Existing Class A Shares or the Class B Shares as if such holders themselves held the Shares represented by their Voting Trust Certificates. Upon the declaration of any cash dividends by the Corpo-ration with respect to the Contingent Shares, the Voting Trustees shall take possession of all such dividends and shall cause all such dividends to be distributed as provided in Paragraph 11 with respect to the distribution of the Contingent Shares.

         9. The term of this Voting Trust Agreement shall be coextensive with the term of the Agreement.

         10. During the term hereof, without the prior written consent of the Corporation and the Voting Trustees, the Riebmans agree that they will not transfer or agree to transfer (a) any interest in any Class A Stock or Class B Stock owned by either of them or (b) their respective beneficial interests evidenced by the Voting Trust Certificates; provided, however, that the executors of the estate of either of the Riebmans may succeed to such interests and shall be bound by this Voting Trust Agreement; and provided further that the Riebmans may make donative transfers of such interests to and among themselves or to their issue so long as the donee(s) thereof agree(s) in writing to be bound by this Voting Trust Agreement. During the term hereof, the Riebmans agree that neither of them will acquire any additional shares of Class A Stock or Class B Stock except in connection (i) with the exercise of options existing on the date hereof or
(ii) the beneficial ownership of shares of Class A Stock or Class B Stock issued in respect of stock dividends or stock distributions hereafter de-clared; the Riebmans shall deliver the certificates representing any such additional shares so acquired to the Voting Trustees for deposit in the applicable Voting Trust in exchange for Voting Trust Certificates.

         11. Upon the termination of this Voting Trust Agreement certifi-cates representing the Existing Class A Shares and Class B Shares deposited hereunder shall be delivered by the Voting Trustees to the holder(s) of the Voting Trust Certificates issued with respect to the Existing Class A Shares and Class B Shares in the proportion of their respective holdings, upon presentation and surrender to the Voting Trustees of the Voting Trust Certificates therefor. Upon the earliest to occur of the following events, certificates representing the Contingent Shares deposited hereunder shall be delivered by the Voting Trustees to the person or persons designated below:

           (a) Immediately prior to the Closing under a Qualifying Business Combination included in the Proposal as to which Shareholder Approval has been obtained in which event the delivery shall be made to the holder(s) of the Voting Trust Certificate(s) issued with respect to the Contingent Shares in proportion to their respective holdings.

           (b) The expiration or termination of the Agreement for a reason other than as contemplated in subparagraph (a) of this Paragraph 11 in which event the delivery shall be made to the Corporation which shall thereupon cancel the Contingent Shares without the payment of any consid-eration therefor;

           (c) The receipt by the Voting Trustees of joint written in-structions from the Riebmans and the Corporation, in which event the delivery shall be made to the person or persons designated in such in-structions; or

           (d) Receipt by the Voting Trustees of a certified copy of a final non-appealable order by a court of competent jurisdiction providing for the disposition thereof, in which event the delivery shall be made to the person or persons designated therein.

         12. The Voting Trustees may serve as directors, officers, employees or consultants of the Corporation and be compensated therefor, and may hold stock in the Corporation or become a creditor of the Corporation or otherwise deal with it in good faith.

         13. Except as provided in Paragraph 5, in voting the Shares deposited hereunder, the Voting Trustees shall act by majority vote; provided, however, if at any time there exist less than three (3) Voting Trustees, all acts of the Voting Trustees shall require the unanimous vote of the Voting Trustees. At such time as any of the Voting Trustees ceases to be a member of the LRPC for any reason whatsoever, such Voting Trustee thereupon shall cease to be a Voting Trustee hereunder. In the event any substitute member or members of the LRPC shall be subsequently appointed by the Board, such member or members shall thereupon become a Voting Trustee or Trustees under this Voting Trust Agreement.

         14. In voting the Shares deposited hereunder, the Voting Trust-ees agree to perform their duties in good faith, in a manner each reasonably believes to be in the best interests of the Corporation and the Shareholders and with such care, including reasonable inquiry, skill and diligence, as a person with ordinary prudence would use under similar circumstances. No Voting Trustee shall be liable for any acts or omissions taken or omitted in compliance with Paragraphs 5 and 6 and this Paragraph
13. No Voting Trustee shall be responsible for any act or omission by any predecessor or successor Voting Trustee.

         15. The Voting Trustees shall serve hereunder without compensa-tion. The Voting Trustees shall have the right to incur and pay such reasonable expenses and charges and to employ and pay such agents, attorneys and counsel as they may deem necessary and proper. Any such expenses or charges incurred by and due to the Voting Trustees will be paid by the Corporation. The Corporation shall indemnify the Voting Trustees against all costs, charges, expenses, loss, liability and damage incurred by them in the administration of the Voting Trusts or in the exercise of any power conferred upon the Voting Trustees by this Voting Trust Agree-ment.

         16. In the event of a breach or threatened breach of any provision in this Voting Trust Agreement, in addition to any and all other legal and equitable remedies which may be available, any party hereto may specifically enforce the terms of this Voting Trust Agreement and may obtain temporary or permanent injunctive relief without the necessity of proving actual damage by reason of any such breach or threatened breach.

         17. The term "Trustee" as used in this Voting Trust Agreement shall apply equally to the Voting Trustees named herein and to their successors hereunder.

         18. The Voting Trustees by executing this Voting Trust Agreement accept the Voting Trusts herein created.

         19. The Corporation by executing this Voting Trust Agreement consents to all the terms and conditions hereof, and agrees that it will take all action necessary or appropriate for carrying out the terms hereof.

         20. All communications provided for in this Voting Trust Agree-ment shall be in writing and shall be sent to each party as follows:

           To The Corporation:

           AEL Industries, Inc.
           305 Richardson Road
           Lansdale, PA 19446
           Attention:  John R. Cox, Esquire
                       General Counsel
           Fax 215-822-6056

           To the Voting Trustees:

           Francis J. Dunleavy
           560 Morris Road, Box 208
           Blue Bell, PA 19422
           Fax 215-643-9275

           Frederick R. Einsidler
           99 South Park Avenue, Apt. 109
           Rockville Centre, NY 11570
           Fax 516-536-6505

           Conrad J. Fowler
           826 North Fairway Road
           Glenside, PA 19038
           Fax 215-887-3293

           Leeam Lowin
           21 Fox Run Lane
           Greenwich, CT 06831
           Fax 203-661-6258

           With a copy to:

           Vincent F. Garrity, Jr., Esquire
           Duane, Morris & Heckscher
           One Liberty Place
           Philadelphia, PA 19103
           Fax 215-979-1020

           To the Riebmans

           Dr. & Mrs. Leon Riebman
           1380 Barrowdale Road
           Rydal, PA 19046
           Fax 215-885-2238 (telephone first)

           With a copy to:

           Abraham H. Frumkin, Esquire
           Eckert Seamans Cherin & Mellott
           1700 Market Street
           Suite 3232
           Philadelphia, PA  19103
           Fax 215-575-6015

or to such other address as such party may hereafter specify in writing, and shall be deemed given on the earlier of (a) physical delivery, (b) if given by facsimile transmission, when such facsimile is transmitted to the telephone number specified in this Voting Trust Agreement and telephone confirmation of receipt thereof is received, (c) three days after mailing by prepaid first class mail and (d) one day after transmittal by prepaid overnight courier.

         21. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. A court of competent jurisdiction may reduce or limit the scope or application of any provision hereof in order to make such provision enforceable.

         22. This Voting Trust Agreement may be executed in several counterparts each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

         23. This Voting Trust Agreement may be amended or rescinded only by written instrument signed by the Corporation, the Riebmans and by the same number of Voting Trustees whose vote would be required at the time pursuant to Paragraph 13 hereof as if the Voting Trustees were voting the shares deposited hereunder.

         24. The Voting Trustees shall file a copy of this Voting Trust Agreement in the registered office of the Corporation.

         25. This Voting Trust Agreement supersedes any prior negotia-tions and understandings and constitutes the entire agreement between the parties with regard to its subject matter. The recitals contained in the Background of this Voting Trust Agreement are an integral part of this Voting Trust Agreement.

         26. This Voting Trust Agreement shall be binding upon, and inure to the benefit of, the Corporation and its successors and the Riebmans and their heirs and personal representatives.

         27. This Voting Trust Agreement shall be governed by, and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to conflicts of laws.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Voting Trust Agreement to be executed as of the date first written above.

                             AEL INDUSTRIES, INC.


                             By: /s/ George King
                                Name:  George King
                                Title:  Vice President


/s/  Francis J. Dunleavy        /s/ Conrad J. Fowler
Francis J. Dunleavy,            Conrad J. Fowler,
Voting Trustee                  Voting Trustee


/s/ Frederick R. Einsidler      /s/ Leeam Lowin
Frederick R. Einsidler,         Leeam Lowin,
Voting Trustee                  Voting Trustee


Signature of Shareholder


/s/ Dr. Leon Riebman
Dr. Leon Riebman

/s/  Claire E. Riebman
Claire E. Riebman


Number of Shares Deposited


Existing Class A Shares:        10,646
Class B Shares:                241,262
Contingent Shares:             180,947

                                EXHIBIT 1


                          AEL INDUSTRIES, INC.

                        Voting Trust Certificate

No. 1                                       10,646 Shares of
                                            Class A Common Stock

        This certifies that Dr. Leon and Mrs. Claire E. Riebman have deposited 10,646 shares of Class A Common Stock of AEL INDUSTRIES, INC. (the "Corporation"), a Pennsylvania corporation, with the undersigned Voting Trustees, under the AEL Industries, Inc. Voting Trust Agreement dated as of February __, 1995, among the Corporation, the Voting Trustees and Dr. Leon Riebman and Claire E. Riebman ("VT Agreement") a copy of which will be fur-nished to the holder hereof without charge upon written request therefor to the Voting Trustees.

        This Certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold or other-wise transferred unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, or (b) the Voting Trustees and the Corporation have been furnished with an opinion of counsel satisfactory to them to the effect that no registration is legally required for such transfer.

        The holder of this Certificate takes the same subject to all terms and conditions of the VT Agreement and is bound by and entitled to the benefit of such Voting Trust Agreement.

        THE TRANSFERABILITY OF THIS CERTIFICATE IS RESTRICTED AS
PROVIDED IN THE VT AGREEMENT.

        IN WITNESS WHEREOF, the Voting Trustees have signed this
Certificate as of this __ day of February, 1995.



                         ______________________________________
                         Francis J. Dunleavy, Voting Trustee


                         ______________________________________
                         Frederick R. Einsidler, Voting Trustee


                         ______________________________________
                         Conrad J. Fowler, Voting Trustee


                         ______________________________________
                         Leeam Lowin, Voting Trustee

                                EXHIBIT 2


                          AEL INDUSTRIES, INC.

                        Voting Trust Certificate

No. 2                                       241,262 Shares of
                                            Class B Common Stock

        This certifies that Dr. Leon and Mrs. Claire E. Riebman have deposited 241,262 shares of Class B Common Stock of AEL INDUSTRIES, INC. (the "Corporation"), a Pennsylvania corporation, with the undersigned Voting Trustees, under the AEL Industries, Inc. Voting Trust Agreement dated as of February __, 1995, among the Corporation, the Voting Trustees and Dr. Leon Riebman and Claire E. Riebman ("VT Agreement") a copy of which will be fur-nished to the holder hereof without charge upon written request therefor to the Voting Trustees.

        This Certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold or other-wise transferred unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, or (b) the Voting Trustees and the Corporation have been furnished with an opinion of counsel satisfactory to them to the effect that no registration is legally required for such transfer.

        The holder of this Certificate takes the same subject to all terms and conditions of the VT Agreement and is bound by and entitled to the benefit of such Voting Trust Agreement.

        THE TRANSFERABILITY OF THIS CERTIFICATE IS RESTRICTED AS
PROVIDED IN THE VT AGREEMENT.

        IN WITNESS WHEREOF, the Voting Trustees have signed this
Certificate as of this __ day of February, 1995.



                         ______________________________________
                         Francis J. Dunleavy, Voting Trustee


                         ______________________________________
                         Frederick R. Einsidler, Voting Trustee


                         ______________________________________
                         Conrad J. Fowler, Voting Trustee


                         ______________________________________
                         Leeam Lowin, Voting Trustee

                                EXHIBIT 3


                          AEL INDUSTRIES, INC.

                        Voting Trust Certificate

No. 3                                       180,947 Shares of
                                            Class A Common Stock

        This certifies that Dr. Leon and Mrs. Claire E. Riebman have deposited 180,947 shares of Class A Common Stock of AEL INDUSTRIES, INC. (the "Corporation"), a Pennsylvania corporation, with the undersigned Voting Trustees, under the AEL Industries, Inc. Voting Trust Agreement dated as of February __, 1995, among the Corporation, the Voting Trustees and Dr. Leon Riebman and Claire E. Riebman ("VT Agreement") a copy of which will be fur-nished to the holder hereof without charge upon written request therefor to the Voting Trustees.

        This Certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold or other-wise transferred unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, or (b) the Voting Trustees and the Corporation have been furnished with an opinion of counsel satisfactory to them to the effect that no registration is legally required for such transfer.

        The holder of this Certificate takes the same subject to all terms and conditions of the VT Agreement and is bound by and entitled to the benefit of such Voting Trust Agreement.

        THE TRANSFERABILITY OF THIS CERTIFICATE IS RESTRICTED AS
PROVIDED IN THE VT AGREEMENT.

        IN WITNESS WHEREOF, the Voting Trustees have signed this
Certificate as of this __ day of February, 1995.



                         ______________________________________
                         Francis J. Dunleavy, Voting Trustee


                         ______________________________________
                         Frederick R. Einsidler, Voting Trustee


                         ______________________________________
                         Conrad J. Fowler, Voting Trustee


                         ______________________________________
                         Leeam Lowin, Voting Trustee